PERFORMANCE CALCULATION
                     COLONIAL MINNESOTA TAX-EXEMPT FUND - CLASS C
                              FISCAL YEAR END: 1/31/98
                               INCEPTION DATE: 8/1/97

                                           SINCE INCEPTION
                                          8/1/97 TO 1/31/98

                            Standard                          Non-Standard
Initial Inv.                $1,000.00                           $1,000.00
Amt. Invested               $1,000.00                           $1,000.00
Initial NAV                     $7.47                               $7.47
Initial Shares                 133.869                             133.869
Shares From Dist.                3.816                               3.816
End of Period NAV               $7.49                               $7.49
CDSC Rate                        1.00%
Total Return                     2.13%                               3.13%
Average Annual
  Total Return                   N/A                                 N/A